As filed with the Securities and Exchange Commission on June 13, 2008
File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934
Ascent Media Corporation
(exact name of registrant as specified in its charter)

Delaware	26-2735737
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd. Englewood, CO 80112 (Address of principal executive offices)	90401 (Zip Code)
Registrant’s telephone number, including area code: (720) 875-5622
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Series A Common Stock, $0.01 par value
(Title of class)
Series B Common Stock, $0.01 par value
(Title of class)
Series A Preferred Share Purchase Rights
(Title of class)
Series B Preferred Share Purchase Rights
(Title of class)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES
EXHIBIT INDEX
Reorganization Agreement
Form of Amended and Restated Certificate of Incorporation
Form of Bylaws
Specimen Certificate for Shares of Series A Common Stock
Specimen Certificate for Shares of Series B Common Stock
Form of 2008 Incentive Plan
Information Statement

Ascent Media Corporation
     Our Information Statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item
No.	Item Caption	Location in Information Statement

1.	Business.	Summary; Risk Factors; Cautionary Statement Concerning Forward Looking Statements; The Spin-Off; Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Description of Our Business; and Certain Inter-Company Agreements

1A.	Risk Factors.	Risk Factors

2.	Financial Information.	Summary; Risk Factors; Capitalization; Selected Financial Data; and Management’s Discussion and Analysis of Financial Condition and Results of Operations

3.	Properties.	Description of our Business—Properties

4.	Security Ownership of Certain Beneficial Owners and Management.	Management—Security Ownership of Management; and Security Ownership of Certain Beneficial Owners

5.	Directors and Executive Officers.	Management

6.	Executive Compensation.	Management; and Executive Compensation

7.	Certain Relationships and Related Transactions.	Summary; Risk Factors; Management; and Certain Inter-Company Agreements

8.	Legal Proceedings.	Description of our Business—Legal Proceedings

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	Summary; The Spin-Off; Risk Factors; and Description of our Capital Stock

10.	Recent Sales of Unregistered Securities.	Not Applicable

11.	Description of Registrant’s Securities to be Registered.	Description of our Capital Stock

12.	Indemnification of Directors and Officers.	Indemnification of Directors and Officers

13.	Financial Statements and Supplementary Data.	Summary; Selected Financial Data; and Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item
No.	Item Caption	Location in Information Statement

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable

15.	Financial Statements and Exhibits.
(a)	Financial Statements: The following financial statements are included in the Information Statement and filed as part of this Registration Statement:

Unaudited Condensed Combined Balance Sheets as of March 31, 2008 and December 31, 2007

Unaudited Condensed Combined Statements of Operations and Comprehensive Loss for the three months ended March 31, 2008 and 2007

Unaudited Condensed Combined Statements of Cash Flows for the three months ended March 31, 2008 and 2007

Unaudited Condensed Combined Statement of Parent’s Investment for the three months ended March 31, 2008

Notes to Condensed Combined Financial Statements (unaudited)

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets as of December 31, 2007 and 2006

Combined Statements of Operations and Comprehensive Loss for the years ended December 31, 2007, 2006 and 2005

Combined Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005

Combined Statements of Parent’s Investment for the years ended December 31, 2007, 2006 and 2005

Notes to Combined Financial Statements

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Reorganization Agreement, dated as of June 4, 2008, among Discovery Holding Company, Discovery Communications, Inc., the Registrant, Ascent Media Group, LLC, and Ascent Media Creative Sound Services, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin-off

3.2	Form of Bylaws of the Registrant to be in effect at the time of the spin-off

4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant

4.2	Specimen Certificate for shares of Series B common stock, par value $.01 per share, of the Registrant

4.3	Rights Agreement, dated as of [_________], between the Registrant and Computershare Trust Company, N.A.*

Exhibit Number	Exhibit Description

10.1	Services Agreement, dated as of [_________], 2008, between Ascent Media Group, LLC and Ascent Media Creative Sound Services, Inc.*

10.2	Tax Sharing Agreement, dated as of [_________], 2008, between the Registrant and Discovery Holding Company*

10.3	Ascent Media Group, LLC 2006 Long Term Incentive Plan*

10.4	Ascent Media Group, LLC 2007 Management Incentive Plan*

10.5	Form of Ascent Media Corporation 2008 Incentive Plan

10.6	Services Agreement, dated as of July 21, 2005, by and between Discovery Holding Company and Liberty Media Corporation (incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q of Discovery Holding Company filed on August 10, 2005).

21.1	List of Subsidiaries*

99.1	Information Statement, Subject to Completion, dated June 13, 2008

*	To be filed by amendment

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: June 13, 2008

ASCENT MEDIA CORPORATION
By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Reorganization Agreement, dated as of June 4, 2008, among Discovery Holding Company, Discovery Communications, Inc., the Registrant, Ascent Media Group, LLC, and Ascent Media Creative Sound Services, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin-off

3.2	Form of Bylaws of the Registrant to be in effect at the time of the spin-off

4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant

4.2	Specimen Certificate for shares of Series B common stock, par value $.01 per share, of the Registrant

4.3	Rights Agreement, dated as of [______], between the Registrant and Computershare Trust Company, N.A.*

10.1	Services Agreement, dated as of [______], 2008, between Ascent Media Group, LLC and Ascent Media Creative Sound Services, Inc.*

10.2	Tax Sharing Agreement, dated as of [______], 2008, between the Registrant and Discovery Holding Company*

10.3	Ascent Media Group, LLC 2006 Long Term Incentive Plan*

10.4	Ascent Media Group, LLC 2007 Management Incentive Plan*

10.5	Form of Ascent Media Corporation 2008 Incentive Plan

10.6	Services Agreement, dated as of July 21, 2005, by and between Discovery Holding Company and Liberty Media Corporation (incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q of Discovery Holding Company filed on August 10, 2005).

21.1	List of Subsidiaries*

99.1	Information Statement, Subject to Completion, dated June 13, 2008

*	To be filed by amendment